                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                         dated as of September 25, 2001
                                      among
                         LOUDEYE TECHNOLOGIES, INC., and
                           IGNITION ACQUISITION, INC.
                                       and
                            ACTIVATE.NET CORPORATION

                                TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----
ARTICLE I THE MERGER..................................................................5

        Section 1.1   Effective Time of the Merger....................................5
        Section 1.2   Closing.........................................................5
        Section 1.3   Effects of the Merger...........................................6
        Section 1.4   Directors and Officers..........................................6

ARTICLE II CONVERSION OF SECURITIES...................................................6

        Section 2.1   Conversion of Capital Stock.....................................6
        Section 2.2   Dissenting Shares..............................................10
        Section 2.3   Exchange of Certificates.......................................11
        Section 2.4   Tax Consequences...............................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACTIVATE...............................12

        Section 3.1   Organization of Activate.......................................12
        Section 3.2   Activate Capital Structure.....................................12
        Section 3.3   Authority; No Conflict; Required Filings and Consents..........13
        Section 3.4   Financial Statements; Absence of Undisclosed Liabilities.......14
        Section 3.5   Tax Matters....................................................15
        Section 3.6   Absence of Certain Changes or Events...........................17
        Section 3.7   Title and Related Matters......................................18
        Section 3.8   Proprietary Rights.............................................19
        Section 3.9   Employee Benefit Plans.........................................21
        Section 3.10  Bank Accounts..................................................23
        Section 3.11  Contracts......................................................23
        Section 3.12  Compliance With Law............................................25
        Section 3.13  Labor Difficulties; No Discrimination..........................26
        Section 3.14  Insider Transactions...........................................26
        Section 3.15  Employees, Independent Contractors and Consultants.............27
        Section 3.16  Insurance......................................................27
        Section 3.17  Accounts Receivable............................................27
        Section 3.18  Litigation.....................................................27
        Section 3.19  Governmental Authorizations and Regulations....................28
        Section 3.20  No Other Investments...........................................28
        Section 3.21  Compliance with Environmental Requirements.....................28
        Section 3.22  Corporate Documents............................................29
        Section 3.23  No Brokers.....................................................29
        Section 3.24  Customers and Suppliers........................................29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF LOUDEYE AND


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
                SUB .................................................................29

        Section 4.1   Organization of Loudeye and Sub................................29
        Section 4.2   Valid Issuance of Loudeye Common Stock.........................30
        Section 4.3   Authority; No Conflict; Required Filings and Consents..........30
        Section 4.4   SEC Filings; Financial Statements..............................31
        Section 4.5   Interim Operations of Sub......................................31
        Section 4.6   Stockholders Consent...........................................32
        Section 4.7   Litigation.....................................................32
        Section 4.8   Compliance With Law............................................32
        Section 4.9   Absence of Material Changes....................................32
        Section 4.10  Brokers' Fees..................................................32

ARTICLE V OTHER AGREEMENTS...........................................................33

        Section 5.1   Confidentiality................................................33
        Section 5.2   No Public Announcement.........................................33
        Section 5.3   Tax Matters; Access to Records.................................33
        Section 5.4   Further Assurances.............................................34
        Section 5.5   Seattle Lease Obligation.......................................34
        Section 5.6   Indemnification................................................35
        Section 5.7   Employee Benefits..............................................35
        Section 5.8   Nasdaq.........................................................35
        Section 5.9   Availability to CMGI of Rule 144...............................35

ARTICLE VI DELIVERIES AT CLOSING.....................................................36

        Section 6.1   Deliveries by Activate.........................................36
        Section 6.2   Deliveries by Loudeye..........................................36

ARTICLE VII INDEMNIFICATION..........................................................37

        Section 7.1   Indemnification................................................37
        Section 7.2   Sole Remedy....................................................37
        Section 7.3   Damage Limitations.............................................38
        Section 7.4   Indemnification Period.........................................39
        Section 7.5   Indemnification Claims.........................................39
        Section 7.6   Access and Information.........................................40

ARTICLE VIII MISCELLANEOUS...........................................................40

        Section 8.1   Survival of Representations and Covenants......................40
        Section 8.2   Notices........................................................41
        Section 8.3   Interpretation.................................................42
        Section 8.4   Counterparts...................................................42
        Section 8.5   Entire Agreement; No Third Party Beneficiaries.................42
        Section 8.6   Governing Law..................................................42

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
        Section 8.7   Assignment.....................................................43
        Section 8.8   Amendment......................................................43
        Section 8.9   Waiver.........................................................43
        Section 8.10  Specific Performance...........................................43
        Section 8.11  Severability...................................................43
        Section 8.12  Fees and Expenses..............................................44


EXHIBITS

EXHIBIT A -- REGISTRATION RIGHTS AGREEMENT
EXHIBIT B -- ACTIVATE DISCLOSURE SCHEDULE
EXHIBIT C -- LOUDEYE DISCLOSURE SCHEDULE
EXHIBIT D -- INVESTOR REPRESENTATION STATEMENT


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
                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of SEPTEMBER 25, 2001 (the "CLOSING DATE"), is entered into by and among Loudeye Technologies, Inc., a Delaware corporation ("LOUDEYE"), Ignition Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Loudeye ("SUB"), and Activate.net Corporation, a Delaware corporation ("ACTIVATE"), and, solely with respect to Sections 2.1(c), 5.2, 5.3 and 5.5 and Article VII hereof, CMGI, Inc., a Delaware corporation ("CMGI").

                                    RECITALS

        A. The Boards of Directors of Loudeye, Sub and Activate deem it advisable and in the best interests of each respective corporation and their respective stockholders that Loudeye and Activate combine their respective businesses upon the terms and conditions set forth herein;

        B. The combination of Loudeye and Activate shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Activate, Activate will become a wholly-owned subsidiary of Loudeye and the stockholders of Activate will receive a combination of (i) cash and (ii) common stock of Loudeye (the "MERGER");

        C. The parties intend and acknowledge that the Merger will not be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE") and the regulations promulgated thereunder; and

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        Section 1.1 Effective Time of the Merger.

               (a) Subject to the provisions of this Agreement, a certificate of merger (the "CERTIFICATE OF MERGER") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("DELAWARE LAW") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date.

               (b) The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

        Section 1.2 Closing.

        The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., Pacific time, on the Closing Date, at the offices of Heller Ehrman White & McAuliffe, LLP, 701 Fifth Avenue, Suite 6100, Seattle, WA 98104.


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
        Section 1.3 Effects of the Merger.

               (a) At the Effective Time (i) the Sub shall merge with and into Activate, the separate existence of Sub shall cease, and Activate shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Loudeye (Sub and Activate are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and Activate following consummation of the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

               (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

        Section 1.4 Directors and Officers.

        The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

        Section 2.1 Conversion of Capital Stock.

        At the Effective Time, by virtue of the Merger and without any further approval of the holders of any shares of capital stock of Activate or capital stock of Sub:

               (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

               (b) Cancellation of Loudeye-Owned and Activate-Owned Stock. Any shares of Preferred Stock, $0.01 par value of Activate (the "ACTIVATE PREFERRED STOCK"), or shares of Common Stock, $0.01 par value, of Activate ("ACTIVATE COMMON STOCK", and together with the Activate Preferred Stock, the "ACTIVATE STOCK"), that are owned by Loudeye, Sub, Activate or any other direct or indirect wholly-owned Subsidiary (as defined below) of Loudeye or Activate shall be canceled and retired and shall cease to exist and no stock of Loudeye or other consideration shall be delivered in exchange. As used in this Agreement, the word "SUBSIDIARY" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

               (c) Merger Consideration.

                      (i) Subject to Section 2.3, the issued and outstanding shares of Activate Preferred Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive, in the aggregate:

                                 (A) $1,000,000 in cash; and

                                 (B) the right to receive the Anniversary
                                 Payment (as defined below) on the date that is one year after the Closing Date (the "ANNIVERSARY DATE").

        The cash payable under Section 2.1(c)(i)(A), and the Anniversary Payment payable under Section 2.1(c)(i)(B) are referred to collectively herein as the "MERGER CONSIDERATION." The Merger Consideration is subject to adjustment as provided in Section 2.1(c)(iii). All such shares of Activate Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of the certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such certificate in accordance with Section 2.3.

                      (ii) For purposes of this Agreement, the following terms shall have the following meanings:

                                 (A) "ANNIVERSARY PAYMENT" shall mean, at the option of Loudeye subject to Section 2.1(c)(iv), (1) $3,000,000 in cash, or (2) such number of shares of Loudeye Common Stock as is equal to $3,000,000 divided by the Average Price (as defined below) or (3) a combination of cash and shares of Loudeye Common Stock such that the sum of (a) such cash amount and (b) the result obtained by multiplying such number of shares of Loudeye Common Stock by the Average Price equals $3,000,000; provided that from and after the occurrence of a Reorganization Event (as defined below), "ANNIVERSARY PAYMENT" shall mean $3,000,000 in cash. The shares of Loudeye Common Stock, if any, constituting the Anniversary Payment shall be referred to herein as the "DEFERRED SHARES." For purposes of this Article II, the term "LOUDEYE COMMON STOCK" shall include any other securities into which or


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
                                 for which the Common Stock, par value $.001 per share, of Loudeye, may be converted or exchanged pursuant to a merger, consolidation, reorganization, recapitalization, tender offer, exchange offer, share exchange, sale of assets or other similar corporate rearrangement.

                                 (B) "AVERAGE PRICE" shall mean the average
                                 Loudeye Stock Price for the thirty (30)
                                 consecutive trading days ending on the trading day that is two (2) trading days prior to the Anniversary Date (as appropriately adjusted for any stock split, stock dividend, reverse stock split or similar event affecting the Loudeye Common Stock during such period).

                                 (C) "LOUDEYE STOCK PRICE" shall mean the last reported sale price of the Loudeye Common Stock on the Nasdaq National Market ("NASDAQ") as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by Loudeye and the Former Activate Stockholder (as defined below) (the "REPORTING SERVICE") or, if the Nasdaq is not the principal trading market for the Loudeye Common Stock, the last reported sale price of Loudeye Common Stock on the principal securities exchange or trading market where such security is listed or traded as reported by the Reporting Service, or if the foregoing do not apply, the last reported sale price for Loudeye Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by the Reporting Service or, if no last reported sale price is reported for Loudeye Common Stock by the Reporting Service, the average of the bid and ask prices for Loudeye Common Stock that are listed on the "pink sheets" by the National Quotation Bureau, Inc. If the Loudeye Stock Price cannot be calculated in the manner provided above, the Loudeye Stock Price shall be the fair market value as mutually determined by Loudeye and the Former Activate Stockholder outstanding immediately prior to the Effective Time.

                                 (D) "REORGANIZATION EVENT" shall mean a merger, consolidation, reorganization, recapitalization, tender offer, exchange offer, share exchange, sale of assets or other similar corporate rearrangement, after which the Common Stock, par value $.001 per share, of Loudeye would not be listed on the Nasdaq National Market, New York Stock Exchange or American Stock Exchange.

                      (iii) On or before October 15, 2001, Loudeye shall deliver to CMGI an Activate balance sheet as of the Closing Date (the "DRAFT CLOSING BALANCE SHEET"), together with a reasonably detailed calculation of Adjusted Working Capital (as defined below). The


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
Draft Closing Balance Sheet shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods.

                      CMGI shall be deemed to accept the Draft Closing Balance Sheet and the contents thereof unless (and the Draft Closing Balance Sheet shall be deemed to be the Final Closing Balance Sheet), within ten
        (10) business days after its receipt of the Draft Closing Balance Sheet (the "OBJECTION PERIOD") CMGI delivers to Loudeye a written objection to the contents thereof (the "OBJECTION"), which shall detail the specific basis for CMGI's Objection. Within ten (10) calendar days after delivery of the Objection, Loudeye and CMGI agree to meet in Chicago, Illinois (or such other location as CMGI and Loudeye shall mutually agree) and to negotiate in good faith to resolve the issues raised in the Objection. If such agreement is reached, then it shall be binding on the parties, and the Draft Closing Balance Sheet, as adjusted pursuant to any such agreement, shall be deemed to be the "FINAL CLOSING BALANCE SHEET". If such agreement is not reached, then the parties shall refer the matter to binding arbitration in accordance with the procedures set forth in the next paragraph.

                      If the parties are unable to reach an agreement on the resolution of an Objection within twenty (20) calendar days following Loudeye's receipt of such Objection, then the parties agree to submit the dispute to JAMS (the "ARBITRATOR") for binding arbitration, which arbitration shall take place as soon as practicable (but in any event within the sixty (60) calendar day period following Loudeye's receipt of an Objection). The Arbitrator's award with respect to any Objection shall be final and binding upon the parties hereto, and judgment may be entered on the award, and the Draft Closing Balance Sheet, as adjusted pursuant to any such award, shall be deemed to be the "FINAL CLOSING BALANCE SHEET". Loudeye and CMGI shall each pay fifty percent (50%) of all fees and expenses incurred by the Arbitrator in performing his duties as described herein.

                      At the end of the Objection Period (if no Objection is delivered) or upon the agreement of the parties or the final order of the Arbitrator resolving any such Objections (the "ADJUSTMENT DETERMINATION DATE"), if the Adjusted Working Capital on the Final Closing Balance Sheet is less than zero, CMGI shall pay to Loudeye an amount in cash equal to such deficiency by wire transfer of immediately available funds within two (2) business days after the Adjustment Determination Date. If the Adjusted Working Capital on the Final Closing Balance Sheet is greater than zero, Loudeye shall pay to CMGI an amount in cash equal to such excess amount by wire transfer of immediately available funds within two (2) business days after the Adjustment Determination Date. For purposes of this Section 2.1, "ADJUSTED WORKING CAPITAL" shall mean cash and cash equivalents plus accounts receivable less than seventy five (75) days past due plus pre-paid obligations and deposits (if any) plus other current assets minus total liabilities, as reflected on the "Draft Closing Balance Sheet" or the "Final Closing Balance Sheet", as the case may be.

                      (iv) On the Anniversary Date, Loudeye shall deliver the Anniversary Payment to the holder of record of Activate Preferred Stock immediately prior to the Effective


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
Time (the "FORMER ACTIVATE STOCKHOLDER") by wire transfer of immediately available funds or delivery or certificates representing Deferred Shares pursuant to Section 2.1(c)(ii). In the event that Loudeye determines to pay all or any part of the Anniversary Payment in the form of Deferred Shares, the aggregate number of Deferred Shares shall not represent more than fifteen percent (15%) of the fully diluted outstanding shares of Loudeye Common Stock (calculated after the issuance of such Deferred Shares). Any portion of the Anniversary Payment that cannot be issued in the form of Deferred Shares because of such fifteen percent (15%) limitation or otherwise shall be paid in cash by wire transfer of immediately available funds. If the Loudeye Common Stock is not listed on the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange on the Anniversary Date, then the Anniversary Payment shall be comprised of at least $1,500,000 in cash.

                      (v) All Deferred Shares shall be entitled to piggyback registration rights pursuant to the Registration Rights Agreement in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT").

               (d) Activate Common Stock. Each issued and outstanding share of Activate Common Stock shall be canceled and retired and shall cease to exist and no stock of Loudeye or any other consideration shall be delivered in exchange.

               (e) Activate Stock Options. Not later than the Effective Time, all outstanding options, whether vested or unvested ("ACTIVATE OPTIONS"), to purchase Activate Common Stock issued under Activate's stock option plans that have not been exercised shall be canceled and terminated by virtue of the Merger without any action on the part of the holder thereof and Loudeye shall not assume any Activate Options.

        Section 2.2 Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Activate Stock held by a holder who has exercised such holder's appraisal rights in accordance with Section 262 of Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive any consideration under this Agreement, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Delaware Law.

               (b) Notwithstanding the provisions of Section 2.2(a), if any holder of shares of Activate Common Stock who demands his appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to appraisal for such shares under Delaware Law then, as of the later of the Effective Time or the occurrence of such event, such holder's shares of Activate Common Stock shall be canceled and retired and shall cease to exist and no stock of Loudeye or any other consideration shall be delivered in exchange.

               (c) Activate shall give Loudeye (i) prompt notice of any written demands for appraisal of any shares of capital stock of Activate pursuant to
Section 262 of Delaware Law, withdrawals of such demands, and any other instruments that relate to such demands served pursuant to Delaware Law, and received by the Activate and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Delaware Law. Activate shall not, except with the prior written consent of Loudeye, voluntarily make any payment with respect to any demands for appraisal rights with respect to Activate Stock or offer to settle or compromise any such demands.

        Section 2.3 Exchange of Certificates.

               (a) Activate shall use its best efforts to cause each holder of Activate Preferred Stock to deliver to Loudeye at the Closing such stockholder's certificates evidencing Activate Preferred Stock (the "CERTIFICATES"). At the Closing, Loudeye shall deliver to each Activate stockholder who has previously delivered a Certificate the Merger Consideration issuable in respect of such stockholder's Certificate(s) by wire transfer of immediately available funds to an account designated by such stockholder.

               (b) If any Activate stockholder does not deliver his, her or its Certificates at or prior to Closing, then from and after the Effective Time, each holder of an outstanding Certificate shall have the right to surrender each Certificate to Loudeye (or at Loudeye's option, an exchange agent to be appointed by Loudeye), and receive promptly (and in any event within fifteen business days) in exchange for all Certificates held by such holder the Merger Consideration payable in respect of such Certificates. Until surrendered, each outstanding Certificate, which prior to the Effective Time represented shares of Activate Preferred Stock, shall be deemed for all corporate purposes to evidence ownership of the Merger Consideration attributable to the surrendered shares of Activate Preferred Stock, but shall, subject to applicable appraisal rights under Delaware Law and Section 2.2, have no other rights. From and after the Effective Time, there shall be no further registration of transfers on the records of Activate of shares of Activate Stock outstanding immediately prior to the Effective Time.

               (c) If any shares of Loudeye Common Stock issued as part of the Anniversary Payment are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Loudeye, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Loudeye that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Loudeye nor Activate shall be liable to a holder of shares of Activate Preferred Stock for any Merger Consideration issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Loudeye shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration issuable in exchange therefor pursuant to the provisions of
Article II of the Agreement. The Board of Directors of Loudeye may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Loudeye an indemnity agreement or bond against any claim that may be made against Loudeye with respect to the Certificate alleged to have been lost, stolen or destroyed.

        Section 2.4 Tax Consequences.

        It is intended by the parties hereto that the Merger shall not constitute a "reorganization" within the meaning of Section 368 of the Code.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ACTIVATE

        Activate represents and warrants to Loudeye and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Activate to Loudeye on or before the date of this Agreement (the "ACTIVATE DISCLOSURE SCHEDULE") a copy of which is attached hereto as EXHIBIT B. The Activate Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

        Section 3.1 Organization of Activate.

               (a) Activate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on, the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operations (a "MATERIAL ADVERSE EFFECT") of Activate and its Subsidiaries, taken as a whole. Schedule 3.1(a) of the Activate Disclosure Schedule contains a true and complete listing of the locations of all sales offices and other offices or facilities of Activate and a true and complete list of all states in which Activate maintains any employees. Schedule 3.1(a) of the Activate Disclosure Schedule also contains a true and complete list of all states in which Activate is duly qualified or licensed to transact business as a foreign corporation.

               (b) Activate has no Subsidiaries other than Activate.net Canada, a corporation organized under the laws of Ontario, Canada ("ACTIVATE.NET CANADA").

        Section 3.2 Activate Capital Structure.

               (a) The authorized capital stock of Activate consists of 700,000,000 shares of Activate Common Stock and 65,000,000 shares of Activate Preferred Stock, all of which are designated as Series A Preferred Stock. As of immediately prior to the Effective Time, there were: (i) 24,122,104 shares of Activate Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable; and (ii) 27,544,183 shares of issued and outstanding shares of Activate Preferred Stock, all of which are validly issued, fully paid and nonassessable. As of immediately prior to the Effective Time, the issued and outstanding shares of Activate Common Stock were held of record by the stockholders of Activate in the amounts and percentages set forth on Schedule 3.2(a) of the Activate Disclosure Schedule, and the issued and outstanding shares of Activate Preferred Stock were held of record by CMGI. All outstanding shares of Activate Stock were issued in compliance with applicable federal and state securities laws. There are no obligations, contingent or otherwise, of Activate to repurchase, redeem or otherwise acquire any shares of Activate Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

               (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Activate, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. As of the Effective Time, there are no options, warrants, equity securities, calls, rights, commitments, understandings or agreements of any character to which Activate is a party or by which it is bound obligating Activate to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Activate or any affiliate or obligating Activate to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the knowledge of Activate, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Activate.

        Section 3.3 Authority; No Conflict; Required Filings and Consents.

               (a) Activate has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Activate. This Agreement has been and the Transaction Documents to which Activate is or will become a party have been or, to the extent not executed by Activate as of the date hereof, will be duly executed and delivered by Activate. This Agreement and each of the Transaction Documents to which Activate is a party constitutes, and each of the Transaction Documents to which Activate will become a party, when executed and delivered by Activate, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Activate, enforceable against Activate in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity or limited by public policy. For purposes of this Agreement, "TRANSACTION DOCUMENTS" means all documents or agreements required to be delivered by any party under this Agreement including the Certificate of Merger and the Registration Rights Agreement.

               (b) The execution and delivery by Activate of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Activate, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Activate is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Activate or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not in the aggregate reasonably be expected to have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

               (c) None of the execution and delivery by Activate of this Agreement or of any other Transaction Documents to which Activate is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Documents will require any consent, approval, order or authorization of, or registration, declaration or filing with, any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY"), except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on Schedule 3.3(c) of the Activate Disclosure Schedule or which in the aggregate, if not obtained or made, could be expected to have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

        Section 3.4 Financial Statements; Absence of Undisclosed Liabilities.

               (a) Activate has delivered to Loudeye copies of Activate's unaudited consolidated balance sheet as of August 31, 2001 (the "AUGUST BALANCE SHEET"), Activate's unaudited consolidated balance sheet as of June 30, 2001 and the related unaudited consolidated statements of operations, stockholders' equity and cash flow for the six month period then ended (together with the August Balance Sheet, the "ACTIVATE INTERIM FINANCIALS"), and Activate's audited consolidated balance sheet as of December 31, 2000 and December 31, 1999 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2000, 1999 and 1998 (the "ACTIVATE AUDITED FINANCIALS", collectively with the Activate Interim Financials, the "ACTIVATE FINANCIAL STATEMENTS").

               (b) The Activate Financial Statements are in accordance with the books and records of Activate, have been prepared in accordance with GAAP applied on a basis consistent with prior periods and present fairly in all material respects, the financial condition, results of operations and cash flows of Activate as of their historical dates and for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and do not include footnotes.

               (c) As of the Closing Date, Activate has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, including accrued expenses for payment of royalties and fees to owners of copyrights or other third parties collecting such amounts on behalf of such owners (a "LIABILITY"), that will not be reflected or reserved against in the Final Closing Balance Sheet, except for those which are not required by GAAP to be reflected on a balance sheet. To Activate's knowledge, as of the Closing Date, Activate has no material Liabilities that will not be reflected or reserved against on the Final Closing Balance Sheet and that are not set forth in any of the Activate Disclosure Schedules.

        Section 3.5 Tax Matters.

               (a) For purposes of this Agreement, the following definitions shall apply:

                      (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group.

                      (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

               (b) All Returns required to be filed prior to the date hereof by or on behalf of Activate, including any consolidated or combined Return required to be filed by the parent of any consolidated or unitary group of which Activate is or was a member, have been duly filed on a timely basis, and such Returns when filed were true, complete and correct in all material respects. Copies of such Returns or the portions thereof relating to Activate have been provided or made available to Loudeye. All Taxes shown to be due and payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Activate, or any member of the consolidated group of which Activate is a member, under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis. No material Taxes are payable by Activate with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns).

               (c) Activate has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

               (d) There are no mortgages, liens, pledges, charges or encumbrances of any kind or character ("LIENS") on any of the assets of Activate with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that Activate is contesting in good faith through appropriate proceedings and for which appropriate reserves will be established on the Final Closing Balance Sheet.

               (e) Activate has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns other than a group the common parent of which is CMGI, or (ii) a member of any partnership or joint venture for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (f) Activate has no liability for the Taxes of any other person
(i) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, (ii) as a transferee or successor, or (iii) by contract (including an intercompany account system or other tax sharing arrangement).

               (g) The amount of Activate's liability for unpaid Taxes (whether actual or contingent) for all periods through the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes to be reflected on the Final Closing Balance Sheet, which balance sheet reflects proper accrual in accordance with GAAP applied on a consistent basis. No liability for Taxes has been incurred since such date other than in the ordinary course of business.

               (h) Activate has furnished or made available to Loudeye true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Activate or CMGI relating to Taxes related to the Activate business, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Activate for all periods since the inception of Activate. Activate does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished or made available to Loudeye.

               (i) The Returns of or including Activate have never been audited by a government or taxing authority nor is any such audit in process, pending or, to the knowledge of Activate, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted in writing to Activate, and Activate has not received notice in writing that it has not filed a Return or paid Taxes required to be filed or paid. Activate is neither a party to any action or proceeding for assessment or collection of Taxes, nor, to the knowledge of Activate, has such event been asserted or threatened in writing against Activate or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Activate. No power of attorney has been given by or with respect to Activate to any person with respect to Taxes that will be binding upon Activate.

               (j) Activate will not be required to include any material adjustment in taxable income for any period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

               (k) Activate is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Loudeye is not required to withhold tax by reason of Section 1445 of the Code. Activate is not a "consenting corporation" under Section 341(f) of the Code. Activate has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Activate pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Activate is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Activate is in material compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any material adverse effect on such compliance.

               (l) Any tax sharing agreement between Activate and CMGI or any member of any consolidated or unitary group of which Activate is a member has been terminated effective on the Closing Date, such that Activate will have no further liability under such agreement.

               (m) Activate is not a party to or otherwise subject to any arrangement entered into in anticipation of the Closing, not in accordance with past practice and not required by this Agreement, that could reasonably be expected to have the effect of (i) the recognition of a deduction or loss before the Closing Date and a corresponding recognition of taxable income or gain by the Surviving Corporation after the Closing Date or (ii) the recognition of taxable income or gain by the Surviving Corporation after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

        Section 3.6 Absence of Certain Changes or Events.

        Since July 31, 2001, other than as set forth on Schedule 3.6 of the Activate Disclosure Schedule, Activate has not:

               (a) suffered any change that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole;

               (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole;

               (c) granted or agreed to make any increase of more than $750 per month in any individual case and $7,500 per month in the aggregate in the compensation payable or to become payable by Activate to its officers or employees;

               (d) made any material change in the accounting methods or practices it follows whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (e) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset, other than in the ordinary course of business;

               (f) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

               (g) made any capital expenditure or commitment, including any reasonably expected commitment to pay any licensing or royalty fees, in the aggregate, in excess of $10,000;

               (h) sold, transferred or leased any properties or assets to, or entered into any agreement with, any of its affiliates, officers, directors or stockholders or any affiliate of any of the foregoing;

               (i) made any material amendment to or terminated any material agreement which, if not so amended or terminated, would be required to be disclosed on Schedule 3.6 of the Activate Disclosure Schedule; or

               (j) agreed to take any action described in this Section 3.6 or which would constitute a material breach of any of the representations of Activate contained in this Agreement.

        Section 3.7 Title and Related Matters.

        Activate has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all Liens, except Liens for current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of Activate used in the operation of its business is, taken as a whole, (i) adequate for the business conducted by Activate and (ii) in good operating condition and repair, ordinary wear and tear excepted. Schedule 3.7.1 of the Activate Disclosure Schedule sets forth a list of all real and personal property leases to which Activate is a party (excluding personal property leases providing for lease payments in the aggregate of no more than $15,000 per annum). All of Activate's obligations under the personal property leases listed in Schedule 3.7.1 of the Activate Disclosure Schedule have been satisfied so that at Closing Activate will hold title to all assets subject to leases free and clear of all Liens. Schedule
3.7.2 of the Activate Disclosure Schedule contains a description of all items of personal property owned or leased by Activate with an individual acquired book value in excess of $5,000 and real property leased or owned by Activate, describing its interest in said property. True and correct copies of the real property and personal property leases listed on Schedule 3.7.1 of the Activate Disclosure Schedule have been provided or made available to Loudeye or its representatives.

        Section 3.8 Proprietary Rights.

               (a) Activate owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights that are proprietary and required to conduct Activate's business as conducted to the date of this Agreement, including, without limitation, all proprietary rights that are required in connection with all versions and implementations of Activate's Internet sites (including www.activate.com and the other domain names listed on Schedule 3.8(a) of the Activate Disclosure Schedule) or any service which has been or is being distributed or sold by Activate or currently is under development by Activate and actively under testing for its intended use (collectively, including such Web sites, the "Activate Services"), free and clear of all Liens (all of which rights are referred to as "Activate Proprietary Rights"). Schedule 3.8(a) of the Activate Disclosure Schedule contains an accurate and complete (i) list of all patents (with separate listings of issued and pending patents), trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Activate Services or otherwise included in the Activate Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Activate Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed,
(ii) list of all licenses and other agreements, other than standard form shrink wrap licenses, click through licenses or other similar end-user agreements for generally commercially available software (excluding software that is required for the provision of the Activate Services), with third parties (the "Third Party Licenses") relating to any patents, copyrights, trade secrets, software, inventions, technology, processes or other proprietary rights under which Activate is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Activate Services (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology"), (iii) list of all licenses and other agreements, other than standard form shrink wrap licenses, click through licenses or other similar end-user agreements for generally commercially available software (excluding software that is required for the provision of the Activate Services), with third parties relating to any information, compilations, data lists or databases that Activate is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Activate Services and (iv) list of all licenses and agreements with third parties, other than shrink wrap, click-through and other similar end-user agreements entered into by Activate in the ordinary course of business, under which such third party is licensed or authorized to make, use, sell, distribute or incorporate any Activate Proprietary Rights or any portion thereof. All of Activate's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Activate Services are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Activate (and Activate has no knowledge of any claims which are likely to be asserted or threatened against Activate or which have been asserted or threatened against others relating to Activate Proprietary Rights or Activate Services) by any person challenging Activate's use, possession, manufacture, sale or distribution of Activate Services or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Activate knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any way relate to or interfere with the continued enhancement and exploitation by Activate of any of the Activate Services. To the knowledge of Activate, none of the Activate Services nor the use or exploitation of any Activate Proprietary Rights or Third Party Technology in Activate's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and Activate has not been sued, or threatened to be sued, or named as a party in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

               (b) Activate has not granted any third party any right to reproduce, distribute, market or exploit any of the Activate Services or any adaptations, translations, or derivative works based on the Activate Services or any portion thereof.

               (c) All designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Activate Services (the "Activate Components") other than the Third Party Technology were written, developed and created solely and exclusively by employees of Activate without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Activate by means of valid and enforceable invention assignment agreements, true and correct copies of which have been delivered or made available to Loudeye. Activate has at all times used commercially reasonable efforts customary in its industry to maintain in confidence the technology (including source code) and other information related to the Activate Services that it desired to treat as trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

               (d) No employee, contractor or consultant of Activate is in violation in any respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Activate or any other party because of the nature of the business conducted by Activate or currently proposed to be conducted by Activate, except for such violations as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Activate and its

Subsidiaries, taken as a whole. Schedule 3.8(d) of the Activate Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Activate Services or the Activate Proprietary Rights.

               (e) Each person presently or previously employed by Activate (including independent contractors, if any) has executed a confidentiality, non-disclosure and proprietary inventions assignment agreement pursuant to the form of agreement previously provided or made available to Loudeye or its representatives.

               (f) No product liability or warranty claims have been communicated in writing to or, to the knowledge of Activate, threatened against Activate.

               (g) To the knowledge of Activate, there is no unauthorized use, disclosure, infringement or misappropriation of (i) any Activate Proprietary Rights by any third party, including any employee, former employee or independent contractor of Activate, or (ii) any Third Party Technology to the extent licensed by or through Activate by any employee, former employee or independent contractor of Activate or any end-user of the Activate Services, in connection with the use or provision of the Activate Services. Activate has not entered into any agreement to indemnify any other person against any charge of infringement of any Activate Proprietary Rights or any other rights, other than agreements with licensees of Activate and users of Activate Services.

               (h) All disclosure by Activate or, to the knowledge of Activate, by another party pursuant to rights granted to it by Activate, of confidential information owned by Activate to a third party has been pursuant to the terms of a written agreement between Activate and such third party. All use, disclosure or appropriation by Activate of confidential information not owned by Activate has been pursuant to the terms of a written agreement between Activate and the owner of such confidential information, or is otherwise lawful.

        Section 3.9 Employee Benefit Plans.

               (a) Schedule 3.9(a) of the Activate Disclosure Schedule lists, with respect to Activate and any trade or business (whether or not incorporated) which is treated as a single employer with Activate within the meaning of
Section 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE"), the following plans, programs and arrangements which cover current or former employees, consultants or directors of Activate and with respect to which Activate has any potential liability (the "ACTIVATE EMPLOYEE PLANS"): (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Activate and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director.

               (b) Activate has delivered or made available to Loudeye or its representatives a copy of each of the written Activate Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto within the last year) and has, with respect to each Activate Employee Plan which is subject to ERISA reporting requirements, provided or made available copies of any Form 5500 reports filed for the last plan year. Any Activate Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to, or has time to apply to, the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Activate has also delivered or made available to Loudeye the most recent Internal Revenue Service determination letter issued with respect to each such Activate Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Activate Employee Plan subject to Code Section 401(a).

               (c) Except as set forth on Schedule 3.9(c) of the Activate Disclosure Schedule, (i) none of the Activate Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as may be required by law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Activate Employee Plan; (iii) each Activate Employee Plan has been administered in accordance with its terms and in compliance in all material respects with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Activate and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Activate Employee Plans; (iv) neither Activate nor any subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Activate Employee Plans; (v) all contributions required to be made by Activate or any subsidiary or ERISA Affiliate to any Activate Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for required contributions to each Activate Employee Plan for the current plan years; (vi) with respect to each Activate Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Activate Employee Plan is covered by, and neither Activate nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Activate Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Activate has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all material notices and reports to employees required to be filed, distributed or posted with respect to each such Activate Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Activate is threatened, against or with respect to any such Activate Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Activate nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

               (d) With respect to each Activate Employee Plan, Activate has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Activate or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Activate or other ERISA Affiliate relating to, or change in participation or coverage under, any Activate Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Activate Financial Statements.

        Section 3.10 Bank Accounts.

        Schedule 3.10 of the Activate Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Activate maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        Section 3.11 Contracts.

               (a) A list of Activate's material contracts ("MATERIAL CONTRACTS") is attached as Schedule 3.11(a) to the Activate Disclosure Schedule. Except as identified on Schedule 3.11(a) of the Activate Disclosure Schedule:

                      (i) Activate has no agreements, contracts or commitments that provide for the sale, use, disclosure, licensing or distribution by Activate or any third party of any Activate Services or Activate Proprietary Rights, other than standard form shrink wrap licenses, click through licenses or other similar end-user agreements for generally commercially available software. Without limiting the foregoing, except as set forth on Schedule 3.11(a)(i) of the Activate Disclosure Schedule, Activate has not granted to any third party any exclusive rights of any kind, or any rights to reproduce, manufacture or distribute any of the Activate Services, nor has Activate granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Activate's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Activate Services), nor has Activate granted any third party any right to market any of the Activate Services under any private label or "OEM" arrangement, nor has Activate granted any license of any Activate trademarks or service marks.

                      (ii) Activate has no Third Party Licenses other than standard form shrink wrap licenses for generally commercially available software.

                      (iii) Activate has no outstanding agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures after the Closing Date of more than $10,000 by or to Activate (including, without limitation, any advertising or revenue sharing arrangement).

                      (iv) Activate has no outstanding agreements, contracts or commitments with officers, employees, agents, advisors, salesmen, sales representatives, distributors or dealers, other than its standard form of confidentiality, assignment of invention and/or non-disclosure agreements.

                      (v) Activate has no employment agreements. Activate also has no independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

                      (vi) Activate has no currently effective collective bargaining or union agreements, contracts or commitments.

                      (vii) Activate is not restricted by agreement from competing with any person or entity or from carrying on its business anywhere in the world.

                      (viii) Activate has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any material obligations of other persons.

                      (ix) Activate has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Activate of any sum.

                      (x) Activate has no material agreements pursuant to which Activate has agreed to manufacture for, supply to or distribute to any third party any Activate Services or Activate Components after the Closing Date.

                      (xi) Activate has no agreements providing for "most favored customer" status or similar adjustments to pricing terms, royalty rates, payment terms and the like based on the terms and conditions of other agreements Activate enters into with third parties (collectively, an "MFN CLAUSE"). Activate has not had to adjust, is not now required to adjust and does not presently anticipate having to adjust its pricing terms, royalty rates, payment terms and the like as a result of any such MFN Clauses.

        True and correct copies of each document or instrument listed on
Schedule 3.11(a) of the Activate Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Loudeye or its representatives.

               (b) All of the Material Contracts are valid, binding, in full force and effect, and enforceable by Activate in all material respects in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. To the knowledge of Activate, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

               (c) Activate is not in default under or in breach or violation of, nor to the knowledge of Activate, is there any valid basis for any claim of default by Activate under, or breach or violation by Activate of, any material provision of any Material Contract. To the knowledge of Activate, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

               (d) No claims have been made in writing to Activate or to the knowledge of Activate, threatened, under the Material Contracts that could require indemnification by Activate, and Activate has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind since January 1, 2000.

               (e) All accepted advertising arrangements entered into by Activate, and all material agreements, contracts, or commitments for the purchase of supplies by Activate, were made in the ordinary course of business. There are no outstanding oral contracts or arrangements for the purchase of advertising in excess of $10,000 or for the sale any other product or service in an aggregate amount in excess of $10,000 by Activate.

        Section 3.12 Compliance With Law.

        Activate and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Activate nor, to Activate's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Activate has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Activate has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products and data, except for such failures to comply as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

        Section 3.13 Labor Difficulties; No Discrimination.

               (a) Activate is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Activate actually pending or, to the knowledge of Activate, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Activate, threatened against Activate. To the knowledge of Activate, no union organizing activities are taking place with respect to the business of Activate. No grievance or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Activate, no claims therefor exist. No collective bargaining agreement that is binding on Activate restricts it from relocating or closing any of its operations. Activate has not experienced any material work stoppage or other material labor difficulty that could have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

               (b) There is and has not been any claim in writing against Activate or its officers or employees, or to Activate's knowledge, threatened against Activate or its officers or employees (in their capacities as such), based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Activate, nor to the knowledge of Activate is there any basis for any such claim that could reasonably be expected to have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

               (c) There are no pending claims against Activate under any workers compensation plan or policy or for long term disability. Activate has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Activate, threatened, before any Governmental Entity between Activate and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Activate.

        Section 3.14 Insider Transactions.

        Neither CMGI nor any company controlled by CMGI has any material interest in any equipment or other property, real or personal, tangible or intangible of Activate, including, without limitation, any Activate Proprietary Rights, or any creditor, supplier, or customer of

Activate or any distributor or reseller of Activate Services.

        Section 3.15 Employees, Independent Contractors and Consultants.

        Schedule 3.15 of the Activate Disclosure Schedule lists all currently effective consulting, independent contractor and/or employment agreements and other material agreements with individual employees, independent contractors or consultants to which Activate is a party. True and correct copies of all such written agreements have been provided or made available to Loudeye or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect. All salaries and wages paid by Activate are in compliance in all material respects with applicable federal, state and local laws. Also shown on
Schedule 3.15 of the Activate Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by, or performing contract services for, Activate. No bonus, benefit or other payment with an aggregate value in excess of $5,000 will become due or accrue to Activate employees or contractors as a result of the Merger.

        Section 3.16 Insurance.

        Schedule 3.16 of the Activate Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently held by Activate, and all outstanding claims made by Activate under such policies. To the knowledge of Activate, Activate has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Activate is otherwise in compliance with the terms of such policies and bonds in all material respects. Activate has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        Section 3.17 Accounts Receivable.

        Subject to any reserves to be set forth in the Final Closing Balance Sheet, the accounts receivable to be shown on the Final Closing Balance Sheet will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts.

        Section 3.18 Litigation.

        There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Activate, threatened against Activate or any of its properties or any of its officers or directors (in their capacities as such), if determined adversely to Activate, could have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole. There is no outstanding judgment, decree or order of any agency, court or tribunal, foreign or domestic, against Activate. To Activate's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Activate as a result of the conduct of Activate's business (including, without limitation, any claim of infringement of any intellectual property right) which, if determined adversely to Activate, could reasonably be expected to have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

        Section 3.19 Governmental Authorizations and Regulations.

        Activate has obtained each consent, license, permit, grant or other authorization of a Governmental Entity (i) pursuant to which Activate currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Activate's business or the holding of any such interest, and all of such authorizations are in full force and effect, except where the absence of which or the failure to do so could not reasonably be expected to have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

        Section 3.20 No Other Investments.

        Activate does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise, other than Activate.net Canada. Activate does not control (directly or indirectly) the management or policies of any other corporation, limited liability company, partnership, firm, association or business organization, entity or enterprise, other than Activate.net Canada.

        Section 3.21 Compliance with Environmental Requirements.

        Activate has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Activate and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole. Activate is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to Activate which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Activate, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons except for such conditions which could not have a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole.

        Section 3.22 Corporate Documents.

        Activate has furnished or made available to Loudeye or its representatives copies of: (a) its Certificate of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Activate, or any securities of Activate, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Activate setting forth all transfers of any its capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Activate are complete and accurate in all material respects, and, to the knowledge of Activate, the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

        Section 3.23 No Brokers.

        Activate is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

        Section 3.24 Customers and Suppliers.

        As of the Closing Date, no customer which individually accounted for more than three percent (3%) of Activate's gross revenues during the 12-month period ending July 31, 2001, and no material supplier of Activate, has canceled or otherwise terminated prior to the expiration of the contract term, or, made any written threat to Activate to cancel or otherwise terminate its relationship with Activate, or has since July 31, 2001 decreased materially its services or supplies to Activate in the case of any such supplier, or its usage of the Services in the case of such customer.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF LOUDEYE AND SUB

        Loudeye and Sub jointly and severally represent and warrant to Activate that the statements contained in this Article IV are true and correct, except as expressly set forth in the disclosure schedule delivered by Loudeye to Activate on or before the date of this Agreement (the "LOUDEYE DISCLOSURE SCHEDULE") a copy of which is attached hereto as EXHIBIT C. The Loudeye Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

        Section 4.1 Organization of Loudeye and Sub.

        Each of Loudeye and its Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Loudeye or Sub. The authorized capital stock of Sub consists of

3,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Loudeye free and clear of all Liens.

        Section 4.2 Valid Issuance of Loudeye Common Stock.

        The Deferred Shares will be, when issued, duly authorized, validly issued, fully paid, and nonassessable and based in part upon the representations of the Former Activate Stockholder in the Investor Representation Statement (as defined in Section 6.1) shall be issued in compliance with all applicable federal and state securities laws.

        Section 4.3 Authority; No Conflict; Required Filings and Consents.

               (a) Each of Loudeye and Sub has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Loudeye and Sub. This Agreement has been and the Transaction Documents to which Loudeye or Sub is or will become a party have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Loudeye and Sub. This Agreement and each of the Transaction Documents to which Loudeye or Sub is a party constitutes, and each of the Transaction Documents to which Loudeye or Sub will become a party when executed and delivered by Loudeye or Sub will constitute, a valid and binding obligation of Loudeye or Sub, enforceable against Loudeye or Sub, as the case may be, in accordance with its respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

               (b) The execution and delivery by Loudeye or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Loudeye or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Loudeye or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, Rule or regulation applicable to Loudeye or Sub or any of their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Loudeye and its Subsidiaries, taken as a whole.

               (c) None of the execution and delivery of this Agreement by Loudeye or Sub or of any other Transaction Documents to which Loudeye or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for
(i) the filing of the Certificate of Merger with the Delaware Secretary of State, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, which may be obtained or made after the Closing.

        Section 4.4 SEC Filings; Financial Statements.

               (a) Loudeye has filed with the Securities and Exchange Commission (the "SEC") and made available to Activate or its representatives all forms, reports and documents, including, without limitation, reports required by
Section 13 or Section 14 of the Exchange Act, filed by Loudeye with the SEC on or after December 22, 1999 (collectively, the "LOUDEYE SEC REPORTS"). The Loudeye SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, and the rules and regulations thereunder, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Loudeye SEC Reports or necessary in order to make the statements in such Loudeye SEC Reports, in the light of the circumstances under which they were made, not misleading. The Loudeye SEC Reports constitute all of the documents required to be filed by Loudeye under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 22, 1999 through the date of this Agreement.

               (b) Each of the financial statements (including, in each case, any related notes) contained in the Loudeye SEC Reports (i) complied as to form in all material respects with applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and (iii) fairly present the consolidated financial position of Loudeye and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and (iv) are consistent with the books and records of Loudeye.

        Section 4.5 Interim Operations of Sub.

        Sub was formed by Loudeye solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Loudeye, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

        Section 4.6 Stockholders Consent.

        No consent or approval of the stockholders of Loudeye is required or necessary for Loudeye to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

        Section 4.7 Litigation.

        There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Loudeye, threatened against Loudeye or any of its properties or any of its officers or directors (in their capacities as such) which in each case could reasonably be expected to have a Material Adverse Effect on Loudeye and its Subsidiaries, taken as a whole, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or the Transaction Documents. There is no judgment, decree or order against Loudeye, or, to the knowledge of Loudeye, any of its directors or officers (in their capacities as such) which in each case could reasonably be expected to have a Material Adverse Effect on Loudeye and its Subsidiaries, taken as a whole. To Loudeye's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Loudeye as a result of the conduct of Loudeye's business (including, without limitation, any claim of infringement of any intellectual property right) which, if determined adversely to Activate, could reasonably be expected to have a Material Adverse Effect on Loudeye and its Subsidiaries, taken as a whole.

        Section 4.8 Compliance With Law.

        Each of Loudeye and its Subsidiaries and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Loudeye nor, to Loudeye's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Loudeye has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Loudeye has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products and data, except for such failures to comply as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Loudeye and its subsidiaries, taken as a whole.

        Section 4.9 Absence of Material Changes.

        Since June 30, 2001, there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Material Adverse Effect on Loudeye and its Subsidiaries, taken as a whole.

        Section 4.10 Brokers' Fees.

        Neither Loudeye nor Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V
                                OTHER AGREEMENTS

        Section 5.1 Confidentiality.

        Each party acknowledges that Loudeye and Activate have previously executed a Reciprocal Non-Disclosure Agreement dated as of February 28, 1998 (the "CONFIDENTIALITY AGREEMENT"), which agreement shall continue in full force and effect in accordance with its terms.

        Section 5.2 No Public Announcement.

        Neither Loudeye, Sub, Activate nor CMGI shall make any public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; provided, however, that any party may make disclosure if, in the opinion of its legal counsel, public disclosure is required under applicable law (including, without limitation, securities laws), but only after reasonable consultation with the other parties; and provided further, however, that following execution of this Agreement or consummation of the Merger, Loudeye, CMGI and Activate may make a public announcement regarding the Merger and the integration of Activate's business into that of Loudeye solely as mutually agreed upon in a joint press release or separate press releases.

        Section 5.3 Tax Matters; Access to Records.

               (a) CMGI will include the income of Activate (including any deferred income triggered by Treasury Regulation Section 1.1502-13 or 1.1502-14 and excess loss accounts under Section 1.1502-19) for all periods through and including the Closing Date in its consolidated federal income tax return and pay any Taxes attributable to such income. The income attributable to such periods will be determined by closing the books of Activate as of the Closing Date. Activate will provide CMGI with information for inclusion in the consolidated federal income tax return in accordance with Activate's past practice. CMGI will allow Loudeye to review and comment on any such tax returns to the extent they relate to Activate.

               (b) CMGI and Loudeye agree (i) to retain all books and records related to Taxes pertinent to Activate relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods and (ii) to give any other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Loudeye and CMGI, as the case may be, shall allow the other party to take possession of such books and records.

               (c) CMGI shall have the right for a period of seven years following the Closing Date to have reasonable access to Activate's books, records and accounts for the period preceding the Closing Date, including financial and tax information, correspondence, production records, employment records and other records for the limited purposes of concluding its involvement in the business conducted by Activate prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Neither Loudeye nor Activate shall destroy any such books, records or accounts without first providing CMGI with the opportunity to obtain or copy such books, records, or accounts at CMGI's expense.

        Section 5.4 Further Assurances.

               (a) Following the Closing, each party and CMGI agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, provided that all such actions shall be at the cost and expense of the requesting party. Without limiting the foregoing, CMGI agrees that it will cooperate fully with Loudeye and provide, at Loudeye's cost and expense, any reasonably requested information and documents concerning Activate to Loudeye in connection with any filings Loudeye is required to make under the Exchange Act as a result of the Merger.

               (b) Promptly after the Closing (and in any event within seven days), Loudeye shall cause the Surviving Corporation to, and the Surviving Corporation shall, uninstall and permanently delete all Centennial Software from all computers and systems owned or leased by Activate, and deliver to CMGI all manuals and other written materials relating to such software. Not later than seven days after the Closing Date, each of Loudeye and the Surviving Corporation shall deliver to CMGI a certificate of its President or Treasurer to the effect that all such software has been permanently deleted from all computers and systems, and all manuals and other written materials relating thereto have been delivered to CMGI.

               (c) Promptly after the Closing (and in any event within five days), Loudeye shall cause the Surviving Corporation to, and the Surviving Corporation shall, collect from each of its employees and deliver to CMGI all computer network security devices, including the RSA Security token, which were previously provided for the purpose of accessing CMGI's computer network. Not later than five days after the Closing Date, each of Loudeye and the Surviving Corporation shall deliver to CMGI a certificate of its President or Treasurer to the effect that all such devices have been collected and delivered to CMGI.

        Section 5.5 Seattle Lease Obligation.

        Activate has provided the lessor under the lease for Activate's Seattle headquarters (the "SEATTLE LEASE") with a letter of credit (No. 50103222) (the "LETTER OF CREDIT") in the amount of $400,000 (which will expire on December 1,
2001), which letter of credit secures Activate's obligation to repay amounts due to the lessor under a promissory note (the "NOTE") issued in favor of the lessor. If required by such lessor, CMGI shall maintain its guarantee of the Letter of Credit until the expiration or termination of the Letter of Credit (and in any event not later than December 1, 2001). For so long as CMGI maintains a letter of credit to secure the Seattle Lease, if the lessor notifies CMGI that the lessor intends to draw against such letter of credit due to acts or omissions (including failure to make timely payments under the Note) of Loudeye, Loudeye will reimburse CMGI for any amounts drawn against such letter of credit upon receipt of written notice thereof from CMGI. From and after December 1, 2001, CMGI shall not have any liability under the Seattle Lease, the Note or the Letter of Credit, and all such liabilities shall be assumed by Loudeye.

        Section 5.6 Indemnification.

        Loudeye shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of Activate for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time.

        Section 5.7 Employee Benefits.

        The benefits to be provided to employees of Activate as of the Effective Time ("COVERED EMPLOYEES") shall be the benefits provided to similarly situated employees of Loudeye, which shall be provided as soon as practicable after the Effective Time, but in no event later than the date the Covered Employees are placed on the same payroll service as such employees of Loudeye; provided, however, that until such time that the Covered Employees are placed on the same payroll service as Loudeye employees, Loudeye shall provide benefits no less favorable, in the aggregate, than the benefits provided to similarly situated employees of Loudeye. Loudeye shall from and after the Effective Time (i) provide Covered Employees credit for the most recent period of uninterrupted service prior to the Effective Time for purposes of vacation and wellness pay under employee benefit plans of Loudeye and for enrollment purposes and start dates in the Loudeye 401(k) plan, (ii) to use reasonable efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Activate plans) and eligibility waiting periods under group health plans of Loudeye to be waived with respect to Covered Employees and their eligible dependents who become participants in such group health plans and (iii) to use reasonable efforts to give credit for or otherwise take into account the out-of-pocket expenses and annual expense limitations paid by each Covered Employee under the comparable Activate plans for the year in which the Effective Time occurs.

        Section 5.8 Nasdaq.

        On or prior to the Anniversary Date, Loudeye shall cause any Deferred Shares issued as part of the Anniversary Payment to be listed on the Nasdaq National Market.

        Section 5.9 Availability to CMGI of Rule 144.

        In order that CMGI may have the opportunity to sell any Deferred Shares pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended, Loudeye shall make and keep adequate current public information available about Loudeye, as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended. Upon the sale of Deferred Shares by CMGI or its assigns under Rule 144 and within five (5) business days of the receipt of an opinion of counsel to CMGI or its assigns stating that the requirements of Rule 144 have been satisfied with respect to the particular sale transaction, Loudeye shall instruct its transfer agent to transfer the Deferred Shares that were sold to the purchaser without any legend restricting transfer.

                                   ARTICLE VI
                              DELIVERIES AT CLOSING

        Section 6.1 Deliveries by Activate.

        At the Closing, Activate shall deliver or cause to be delivered to
Loudeye:

               (a) An executed counterpart of the Registration Rights Agreement;

               (b) A completed and executed Investor Representation Statement, in substantially the form attached hereto as EXHIBIT D (an "INVESTOR REPRESENTATION STATEMENT") from the holder of Activate Preferred Stock for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by Loudeye of shares of Loudeye Common Stock in the Merger;

               (c) All third party consents or approvals required by Activate's contracts, agreements or other obligations in connection with the consummation of the transactions contemplated by this Agreement, except for any consents or approvals the absence of which would not reasonably be expected to result in a Material Adverse Effect on Activate and its Subsidiaries, taken as a whole;

               (d) A written letter of resignation from each member of the Activate Board of Directors, in each case effective at the Effective Time;

               (e) UCC-3 termination statements with respect to all Liens related to all secured indebtedness, secured obligations, equipment and capital leases set forth on Schedule 3.7.1 of the Activate Disclosure Schedule and evidence reasonably satisfactory to Loudeye that Activate is the owner, free and clear of all Liens, of the personal property set forth on Schedule 3.7.2 of the Activate Disclosure Schedule;

               (f) A certificate from CMGI pursuant to Section 1445 of the Code stating that it is not a foreign person; and

               (g) Such other documents and instruments as shall be reasonably requested by Loudeye to effect the transactions contemplated by this Agreement.

        Section 6.2 Deliveries by Loudeye.

        At the Closing, Loudeye shall deliver or cause to be delivered to Activate and the stockholders of Activate:

               (a) An executed counterpart of the Registration Rights Agreement; and

               (b) Such other documents and instruments as shall be reasonably requested by Activate to effect the transactions contemplated by this Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

        Section 7.1 Indemnification.

               (a) From and after the Effective Time and subject to the limitations contained in this Article VII, the Former Activate Stockholder will indemnify Loudeye, Loudeye's current and future affiliates (including the Surviving Corporation), the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such entities and the respective successors and assigns of such entities (collectively, the "LOUDEYE INDEMNIFIED PARTIES") and hold the Loudeye Indemnified Parties harmless against any loss, expense, liability or other damage, including reasonable attorneys' fees (collectively "DAMAGES"), to the extent of the amount of such Damages that the Loudeye Indemnified Parties have incurred by reason of the material breach by Activate of any representation, warranty, covenant or agreement thereof contained in this Agreement or by reason of a material breach by CMGI of any covenant or agreement of CMGI contained in this Agreement.

               (b) From and after the Effective Time and subject to the limitations contained in this Article VII, Loudeye will indemnify the Former Activate Stockholder, the Former Activate Stockholder's current and future affiliates, the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such entities and the respective successors and assigns of such entities (collectively, the "ACTIVATE INDEMNIFIED PARTIES") and hold the Activate Indemnified Parties harmless against any Damages, to the extent of the amount of such Damages that the Activate Indemnified Parties have incurred by reason of the material breach by Loudeye or Sub of any representation, warranty, covenant or agreement thereof contained in this Agreement.

        Section 7.2 Sole Remedy.

        Loudeye, Activate, Sub and the Former Activate Stockholder acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the rights of the Loudeye Indemnified Parties and the Activate Indemnified Parties under this Article VII shall be the sole and exclusive remedy for any claim of breach by CMGI, Activate or Loudeye of any representation, warranty, covenant or agreement, except in those cases involving fraud or intentional breach on the part of CMGI, Activate or Loudeye, respectively. The maximum liability of the Former Activate Stockholder under this Article VII shall be the aggregate amount of the Merger Consideration actually received by the Former Activate Stockholder, except in those cases involving fraud or intentional breach on the part of Activate, in which case, there shall be no limit on liability. The maximum liability of Loudeye under this Article VII shall be the aggregate amount of the Merger Consideration, except in those cases involving fraud or intentional breach on the part of Loudeye, in which case, there shall be no limit on liability.

        Section 7.3 Damage Limitations.

               (a) Notwithstanding anything contained in this Agreement to the contrary, the Former Activate Stockholder shall have no liability under this
Article VII, and Loudeye may not deduct any amounts for Damages from the Anniversary Payment, unless and until the aggregate amount of Loudeye's Damages exceeds $75,000; provided, however, that once the aggregate amount of Loudeye's Damages exceeds $75,000, Loudeye shall be entitled to deduct the full amount of Damages from the Anniversary Payment. The aggregate liability of the Former Activate Stockholder for breaches of any representations and warranties contained in Article III (other than the representations and warranties set forth in Sections 3.1, 3.2 and 3.3(a)) shall not exceed the value of the Merger Consideration actually received by the Former Activate Stockholder from Loudeye.

               (b) The sole and exclusive means for the Loudeye Indemnified Parties to collect any Damages to which they are entitled to indemnification under this Article VII shall be recourse to the Merger Consideration. The Loudeye Indemnified Parties shall not attempt to collect any Damages from the Former Activate Stockholder, unless the aggregate Damages to which they are entitled to indemnification exceed $3,000,000 (in which case, Loudeye shall first setoff against the entire Anniversary Payment and then seek to recover the remaining Damages (but not more than an additional $1,000,000) from the Former Activate Stockholder. On the Anniversary Date, in order to collect the aggregate Damages, if any, to which the Loudeye Indemnified Parties are entitled to indemnification, (i) first, Loudeye shall setoff the amount of such Damages against the Deferred Shares (the value of such Deferred Shares shall be the Average Price (as appropriately adjusted for any stock split, stock dividend, reverse stock split or similar event)), and (ii) if the amount of such Damages exceeds the value of the Deferred Shares, Loudeye shall then setoff the remaining amount of such Damages against the cash portion of the Anniversary Payment.

               (c) Notwithstanding any provision of this Agreement to the contrary, CMGI and Loudeye agree to the following provisions relating to matters as more fully described in item number 6 of Schedule 3.18 in the ActiveDisclosure Schedule (the "AboveNet Matter"):

                      (i) From and after the Closing Date until ninety (90) days after the Closing Date, CMGI shall have the exclusive right, in its sole discretion, to conduct the defense of any Third Party Claim involving the AboveNet Matter, including without limitation, the exclusive right to direct the settlement of any Third Party Claim involving the AboveNet Matter.

                      (ii) From and after the date that is ninety (90) days after the Closing Date, Loudeye shall conduct the defense of any Third Party Claim involving the AboveNet Matter; provided that the aggregate liability of the Former Activate Stockholder for any Third Party Claim involving the AboveNet Matter shall not exceed $120,000, shall not be subject to the $75,000 hurdle set forth in Section 7.3(a), and, in accordance with Section 7.3(b), shall be satisfied solely by deduction from the Anniversary Payment.

        Section 7.4 Indemnification Period.

        The indemnification period shall terminate at 5:00 p.m. Pacific time, on the Anniversary Date (the "INDEMNIFICATION PERIOD"), except as provided otherwise in Section 8.1 with respect to the representations and warranties contained in Sections 3.1, 3.2, 3.3(a), 3.5, 3.21, 4.1, 4.2 and 4.3(a).

        Section 7.5 Indemnification Claims.

               (a) Promptly after receipt (and in any event within 5 business days after receipt) by a party entitled, or seeking to assert rights, to indemnification under this Article VII (an "INDEMNIFIED PARTY"), of notice from a third party of any matter (a "THIRD PARTY CLAIM") that may give rise to a claim for indemnification under Article VII, the Indemnified Party will give notice to the party from whom indemnification is sought (an "INDEMNIFYING PARTY") of such claim, which notice shall include a description in reasonable detail of the facts constituting the basis for such claim and the amount of the claimed damages; provided that the delay or failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to an Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is materially prejudiced by such delay or failure to give such notice (in which case the Indemnifying Party shall not have any liability with respect to such Third Party Claim).

               (b) The Indemnifying Party will be entitled to participate in the defense of such Third Party Claim and, to the extent that it wishes (unless the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend the claim and provide indemnification with respect to such claim), to assume and conduct the defense of such Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party will not, as long as it conducts such defense in a reasonable manner, be liable to the Indemnified Party under this Article VII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such claim. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) no compromise or settlement of such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (not to be unreasonably withheld) unless the sole relief provided is monetary damages; and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such Third Party Claim effected without its prior written consent (not to be unreasonably withheld). In no event will an Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

               (c) Notwithstanding the foregoing, if the Third Party Claim is brought by a then current customer, vendor or partner of Loudeye or Activate, and Loudeye determines in good faith that there is a reasonable probability that a claim for which it is entitled to indemnification under Article VII would adversely affect it or its affiliates, other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, Loudeye shall, by notice to CMGI within 5 business days following the date Loudeye is first notified of such Third Party Claim, have the exclusive right to compromise or settle such claim for a period of 90 days following the date Loudeye is first notified of the claim, provided that CMGI shall have no liability with respect to any compromise or settlement of such Third Party Claim effected without its prior written consent (which may be withheld in CMGI's sole and absolute discretion).

               (d) If Loudeye has one or more bona fide claim(s) for Damages pending at the Anniversary Date, Loudeye shall (1) give written notification to the Former Activate Stockholder which contains (i) a description and the amount of any Damages incurred or reasonably expected to be incurred by the Loudeye Indemnified Parties, and (ii) a statement that the Loudeye Indemnified Parties are entitled to indemnification under this Article VII for such Damages and an explanation of the basis therefor, and (2) deposit the Anniversary Payment into an escrow account with State Street Bank and Trust Company, as escrow agent, or other escrow agent mutually agreeable to Loudeye and the Former Activate Stockholder pending final resolution of such claim(s). The terms of the escrow account shall be agreed upon by Loudeye, the Former Activate Stockholder and such escrow agent, and shall be evidenced by an escrow agreement in a form satisfactory to Loudeye and the Former Activate Stockholder. After the Anniversary Date, the escrow account shall be the exclusive means for the Loudeye Indemnified Parties to collect any Damages for which it is entitled to indemnification under this Article VII and shall be used solely to pay such claimed Damages. Any payments made from such escrow account with respect to such claimed Damages shall be made first from any Deferred Shares held in such escrow account (the value of such Deferred Shares shall be the Average Price (as appropriately adjusted for any stock split, stock dividend, reverse stock split or similar event)), and then from any cash held in such escrow account. If permitted by applicable securities laws, the Former Activate Stockholder shall have the right to direct the escrow agent to sell any Deferred Shares in the escrow account; provided however, that the Former Activate Stockholder shall not direct the escrow agent to sell any Deferred Shares at a per share price lower than the Average Price (as appropriately adjusted for any stock split, stock dividend, reverse stock split or similar event). In such event, the proceeds of the sale of the Deferred Shares shall be deposited into the escrow account.

        Section 7.6 Access and Information.

        The Former Activate Stockholder shall have reasonable access to information about the Surviving Corporation and Loudeye and the reasonable assistance of the Surviving Corporation's and Loudeye's officers and employees for purposes of performing its duties and exercising its rights under this
Article VII, provided that the Former Activate Stockholder shall treat confidentially and not disclose any nonpublic information from or about the Surviving Corporation or Loudeye to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                                  ARTICLE VIII
                                  MISCELLANEOUS

        Section 8.1 Survival of Representations and Covenants.

        All representations and warranties of Activate contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Loudeye until the end of the Indemnification Period. Notwithstanding the foregoing, the representatives and warranties contained in
(i) Sections 3.1, 3.2 and 3.3(a) shall survive in perpetuity and (ii) Section
3.5 and 3.21 shall survive until thirty (30) days after the applicable statute of limitations expires. All representations and warranties of Loudeye and the Sub contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Activate until the end of the Indemnification Period. Notwithstanding the foregoing, the representatives and warranties contained in Sections 4.1, 4.2 and 4.3(a) shall survive in perpetuity.

        Section 8.2 Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  If to Loudeye or Sub:

                      Loudeye Technologies, Inc.
                      414 Olive Way, Suite 300
                      Seattle, WA 98101
                      Attention: Vice President and General Counsel Fax No: (206) 832-4001
                      Telephone No:  (206) 832-4100

                      with a copy to:

                      Heller Ehrman White & McAuliffe, LLP
                      701 Fifth Avenue, Suite 6100
                      Seattle, WA 98104
                      Attention:  David Wilson
                      Fax No:  (206) 447-0849
                      Telephone No:  (206) 447-0900

               (b) if to Activate or the Former Activate Stockholder, to:

                      CMGI, Inc.
                      100 Brickstone Square
                      Andover, MA  01810
                      Attention:  General Counsel
                      Fax No: (978) 684-3600
                      Telephone No: (978) 684-3601

                      with a copy to:

                      Hale and Dorr LLP
                      60 State Street
                      Boston, MA  02109
                      Attention:  Mark G. Borden
                      Fax No: (617) 526-5000
                      Telephone No: (617) 526-6000

        Section 8.3 Interpretation.

        When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement they shall be deemed to be followed by the words "WITHOUT LIMITATION." Whenever the words "TO THE KNOWLEDGE OF ACTIVATE" or "KNOWN TO ACTIVATE" or similar phrases are used in this Agreement, they mean the actual knowledge of the executive officers of Activate.

        Section 8.4 Counterparts.

        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 8.5 Entire Agreement; No Third Party Beneficiaries.

        This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto (including without limitation any Activate employees) any rights or remedies hereunder, provided however, that (i) the provisions in
Article II concerning issuance of the Merger Consideration, including without limitation, the Anniversary Payment and Article VII concerning indemnification are intended for the benefit of the Former Activate Stockholder and (ii) the provisions in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 are intended for the benefit of CMGI and the individuals and entities specified therein and their successors and assigns.

        Section 8.6 Governing Law.

        This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Washington; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Western District of Washington; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.2. Nothing in this Section 8.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

        Section 8.7 Assignment.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, including CMGI. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including any acquiror of Loudeye's business and any successor to Loudeye, by merger, operation of law or otherwise, whether or not such entity shall have expressly assumed the terms of this Agreement..

        Section 8.8 Amendment.

        This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Activate, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto, including CMGI.

        Section 8.9 Waiver.

        The failure of any party to enforce at any time the provisions of this Agreement shall not be construed as a waiver of such provisions or the right of such party thereafter to enforce such provisions. No waiver shall be valid unless set forth in a written instrument signed on behalf of the waiving party.

        Section 8.10 Specific Performance.

        The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 8.11 Severability.

        If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        Section 8.12 Fees and Expenses.

        All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

        IN WITNESS WHEREOF, Loudeye, Sub and Activate have executed this Agreement and Plan of Merger as of the date first written above.

                           LOUDEYE TECHNOLOGIES, INC.



                           By: /s/
                              -------------------------------------
                           Title:
                                 ----------------------------------

                           IGNITION ACQUISITION, INC.


                           By: /s/
                              -------------------------------------
                           Title:
                                 ----------------------------------


                           ACTIVATE.NET CORPORATION


                           By: /s/
                              -------------------------------------
                           Title:
                                 ----------------------------------


        CMGI, Inc. hereby executes this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of Sections 2.1(c), 5.2, 5.3 and 5.5 and Article VII.

                           CMGI, INC.


                           By: /s/
                              -------------------------------------
                           Title:
                                 ----------------------------------

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                          ACTIVATE DISCLOSURE SCHEDULE

                                    EXHIBIT C

                           LOUDEYE DISCLOSURE SCHEDULE

                                    EXHIBIT D

                        INVESTOR REPRESENTATION STATEMENT